Exhibit 10.1
AMENDMENT 1 AGREEMENT

This Amendment 1 Agreement (“Amendment 1”) is entered into as of July 23, 2010 by and among Mammatech Corporation, a Florida corporation (the “Company”), Verdad Telecom, Inc., a Nevada corporation (the “Purchaser”), and Mark K. Goldstein and Henry S. Pennypacker (collectively, the “Principals”).  , and each of the persons signing below (the “Parties”).

Recitals

WHEREAS, the Parties entered in to a Stock Purchase Agreement dated July 9, 2010 (“Agreement”); and

WHEREAS, the Parties would like to modify the terms of the agreement whereby the Company desires to sell to Purchaser, and Purchaser desires to buy from Company, 47,286,188 shares of Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing approximately 90.22% of Company’s outstanding Common Stock for a Purchase Price of $28,371.71; and

WHEREAS, The Company and the Parties wish to make certain changes in such agreements as set forth below.

Agreement

In consideration of their mutual agreements, the Company and the Parties agree as follows:

1.           Changes to Purchase Price and Number of Shares to be Purchased

Section 2.1 is amended and replaced in its entirety to read as follows:

“Purchase of Common Stock.  At the Closing, based upon the representations, warranties, covenants and agreements of the parties set forth in this Agreement the Purchaser hereby subscribes for and agrees to purchase, and Company hereby agrees to sell, assign, issue and deliver to Purchaser, 47,286,188 shares (the “Shares”) of Company’s common stock for an aggregate consideration of Twenty-Eight Thousand Three Hundred Seventy-One U.S. Dollars and Seventy-Three U.S. Cents (US$28,371.71) (“Purchase Price”).  The Purchase Price per Share is approximately $0.0006.”

2.           Counterparts and Facsimile or E-mail Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by a facsimile or e-mail signature (including signatures in Adobe PDF or similar format), provided that a copy of such signatures is transmitted by fax or e-mail to an officer of the Company.

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The Company and the Parties have executed this Amendment Agreement as of the date first written above.

THE COMPANY:
Mammatech Corporation
a Florida corporation

By:
Henry S. Pennypacker, President,
Chief Executive Officer, Director

THE PURCHASER:
Verdad Telecom, Inc.
a Nevada corporation

By: ______________
       Eric Stoppenhagen, President

Accepted and agreed to:
Principals

________________________________
Mark K. Goldstein, Individually

________________________________
Henry S. Pennypacker, Individually